UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2021

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 formatted in Inline XBRL: See Exhibit 99.1

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2021, the stockholders of Citigroup Inc. (Citigroup), upon recommendation of Citigroup’s Board of Directors (Board), approved an amendment to the Citigroup 2019 Stock Incentive Plan (the 2019 Plan) which was first approved by stockholders on April 16, 2019. The amendment to the 2019 Plan increased the authorized number of shares available for grant under the 2019 Plan by 20 million.

The 2019 Plan is described in greater detail in proposal 4 in Citigroup’s Proxy Statement for the 2021 Annual Meeting of Stockholders (Proxy Statement). The Proxy Statement, which includes an appendix with a full copy of the 2019 Plan, was filed with the Securities and Exchange Commission on March 17, 2021. The descriptions of the 2019 Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2019 Plan set forth in Exhibit 10.1 to this Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Citigroup's 2021 Annual Meeting of Stockholders was held on April 27, 2021. At the meeting:

(1) 16 persons were elected to serve as directors of Citigroup;

(2) the selection of KPMG LLP to serve as the independent registered public accounting firm of Citigroup for 2021 was ratified;

(3) an advisory vote on Citigroup’s 2020 executive compensation was approved;

(4) a proposal to amend the Citigroup 2019 Stock Incentive Plan to authorize additional shares was approved;

(5) a stockholder proposal requesting an amendment to Citi’s proxy access by-law provisions pertaining to the aggregation limit was not approved;

(6) a stockholder proposal requesting an Independent Board Chairman was not approved;

(7) a stockholder proposal requesting non-management employees on director nominee candidate lists was not approved;

(8) a stockholder proposal requesting a report disclosing information regarding Citi's lobbying payments, policies and activities was not approved;

(9) a stockholder proposal requesting a racial equity audit analyzing Citi's adverse impacts on nonwhite stakeholders and communities of color was not approved; and

(10) a stockholder proposal requesting that the Board approve an amendment to Citi's Certificate of Incorporation to become a Public Benefit Corporation and to submit the proposed amendment to stockholders for approval was not approved.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

	FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
(1) Election of Directors Nominees

Ellen M. Costello	1,458,317,017	13,115,172	1,883,144	216,376,675
Grace E. Dailey	1,458,483,475	12,954,162	1,877,695	216,376,676
Barbara J. Desoer	1,462,804,532	7,731,077	2,779,724	216,376,675
John C. Dugan	1,438,425,719	31,567,987	3,321,627	216,376,675
Jane N. Fraser	1,462,658,030	8,969,782	1,687,521	216,376,675
Duncan P. Hennes	1,437,549,550	33,816,190	1,949,593	216,376,675
Peter B. Henry	1,457,497,206	13,834,425	1,983,700	216,376,677
S. Leslie Ireland	1,464,367,411	6,963,546	1,984,375	216,376,676
Lew W. (Jay) Jacobs	1,448,413,056	22,957,802	1,944,475	216,376,675
Renée J. James	1,449,898,165	20,013,281	3,403,886	216,376,676
Gary M. Reiner	1,449,681,267	21,702,470	1,931,596	216,376,675
Diana L. Taylor	1,432,476,461	38,962,134	1,876,737	216,376,676
James S. Turley	1,409,995,474	59,289,923	4,029,934	216,376,677
Deborah C. Wright	1,458,106,705	13,264,686	1,943,942	216,376,675
Alexander R. Wynaendts	1,451,748,668	19,610,316	1,956,350	216,376,674
Ernesto Zedillo Ponce de Leon	1,441,778,186	29,613,745	1,923,402	216,376,675

(2) Ratification of Independent Registered Public Accounting Firm for 2021	1,487,096,565	199,466,263	3,129,180	N/A

(3) Advisory approval of Citi’s 2020 Executive Compensation	1,275,382,202	192,810,631	5,122,499	216,376,676

(4) Proposal to amend the Citigroup 2019 Stock Incentive Plan to authorize additional shares	1,414,826,738	56,018,288	2,470,306	216,376,676

(5) Stockholder proposal requesting an amendment to Citi’s proxy access by-law provisions pertaining to the aggregation limit	471,405,714	995,902,699	6,006,918	216,376,677

(6) Stockholder proposal requesting an Independent Board Chairman	269,000,015	1,201,232,520	3,082,796	216,376,677

(7) Stockholder proposal requesting non-management employees on director nominee candidate lists	87,225,688	1,378,904,874	7,184,770	216,376,676

(8) Stockholder proposal requesting a report disclosing information regarding Citi's lobbying payments, policies and activities	338,992,311	1,122,445,793	11,877,228	216,376,676

(9) Stockholder proposal requesting a racial equity audit analyzing Citi's adverse impacts on nonwhite stakeholders and communities of color	556,910,432	884,922,741	31,482,160	216,376,675

(10) Stockholder proposal requesting that the Board approve an amendment to Citi's Certificate of Incorporation to become a Public Benefit Corporation and to submit the proposed amendment to stockholders for approval	36,751,133	1,426,004,707	10,559,491	216,376,677

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number

10.1	Citigroup 2019 Stock Incentive Plan (as amended and restated as of April 27, 2021)
99.1	Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 as of the filing date.
101	See the cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.
Dated: April 29, 2021
	By:	/s/ Rohan Weerasinghe
Rohan Weerasinghe
General Counsel and Corporate Secretary